UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 15, 2016
Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 18, 2016, Condor Hospitality Trust, Inc. (the “Company”) issued a press release announcing that on Friday, April 15, 2016, it completed the cash redemption of all of its outstanding shares of 8% Series A Cumulative Preferred Stock (Nasdaq: CDORP; CUSIP No. 20676Y205) and 10% Series B Cumulative Preferred Stock (Nasdaq: CDORO; CUSIP No. 20676Y304), including all accrued and unpaid dividends.

The aggregate redemption price was approximately $20.1 million, an amount that was funded using proceeds from the Company’s previously announced $30.0 million private placement transaction with StepStone Real Estate, an affiliate of the StepStone Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: April 18, 2016	By: /s/ Arinn Cavey
Name: Arinn Cavey
Title: Chief Accounting Officer